UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): September 1, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2014, Samuel M. Liang, currently Executive Vice President of Hanger, Inc. (the “Company”), succeeded Richmond L. Taylor, Executive Vice President of the Company and President and Chief Operating Officer of the Company’s patient care subsidiary, Hanger Prosthetics & Orthotics, Inc. (dba Hanger Clinic), as President and Chief Operating Officer of Hanger Clinic.  Mr. Taylor will remain an Executive Vice President of the Company, continuing to work closely with Mr. Liang to ensure a smooth transition at Hanger Clinic, until Mr. Taylor’s retirement from the Company on December 31, 2014.

Mr. Liang, who is 51, joined the Company in May 2014 as Executive Vice President, a position he will continue to hold in addition to his new role with Hanger Clinic. Between May 2010 and May 2014, Mr. Liang was a Senior Vice President of Bayer HealthCare where he served as President and CEO of MEDRAD, Inc. and Head of the Radiology & Interventional business.  These businesses specialize in the development of diagnostic imaging and therapeutic medical devices and services.  Prior to that he was President and Chief Executive Officer of Vascular Therapies, LLC, a company that created a combination drug and device product for vascular surgery.  Mr. Liang also held numerous leadership positions over 24 years at Cordis Corporation, a Johnson & Johnson company.  Mr. Liang earned a B.S.E. degree in mechanical engineering and material sciences from Duke University, North Carolina, and a master’s degree in management from the Kellogg Graduate School of Management, Northwestern University, Illinois.  Mr. Liang brings 30 years’ global cross-functional experience in medical device and pharmaceutical business development and operations.

There is no arrangement or understanding between Mr. Liang and any other person pursuant to which Mr. Liang was appointed as an officer of the Company, and there are no transactions in which Mr. Liang has an interest requiring disclosure under Item 404(a) of Regulation S-K.  No director or executive officer of the Company has any family relationship with Mr. Liang.

In connection with Mr. Liang’s appointment as President and Chief Operating Officer of Hanger Clinic, Mr. Liang entered into an employment and non-competition agreement with the Company and Hanger Clinic, dated as of September 1, 2014 (the “Agreement”), which provides for the continued employment of Mr. Liang unless the Agreement is terminated by either party pursuant to the terms therein.  The Agreement provides that Mr. Liang will receive a base salary of $425,000 and is eligible to receive an annual bonus compensation with a target amount equal to sixty percent (60%) of Mr. Liang’s base salary.  Upon joining the Company, Mr. Liang received a bonus of $20,000, a special, one-time grant equal to $300,000 worth of restricted shares of the Company’s stock, and a grant for the calendar year of 2014 equal to $400,000 worth of restricted shares of the Company’s stock, half of which is performance based.

The Agreement entitles Mr. Liang to certain perquisites that have been offered to him to complete his overall annual compensation package.  These benefits include premiums for supplemental life insurance, an automobile and parking allowance, and participation in the Company’s Supplemental Executive Retirement Plan.

The Agreement also contains severance, termination and non-compete and non-solicitation provisions that are consistent with the terms provided to other similarly situated Company officers.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K:

10.1                        Employment and Non-Competition Agreement, by and between Samuel L. Liang and Hanger Prosthetics & Orthotics, Inc., dated as of September 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: September 2, 2014

HANGER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
10.1	Employment and Non-Competition Agreement, by and between Samuel L. Liang and Hanger Prosthetics & Orthotics, Inc., dated as of September 1, 2014.